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                                                                Exhibit No. 23

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors
Armstrong World Industries, Inc.:

We consent to incorporation by reference in Registration Statement Nos. 33-38837 and 333-6333 on Form S-3 and the Registration Statement Nos. 2-50942, 2-77936, 2-91890, 33-18996, 33-60070, 33-18998, and 33-29768 on Form S-8 of Armstrong
World Industries, Inc. of our report dated February 14, 1997, relating to the consolidated balance sheets of Armstrong World Industries, Inc., and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of earnings, cash flows and shareholders' equity and related supplementary information on depreciation rates and schedule for each of the years in the three-year period ended December 31, 1996, which report is included herein.

                                        KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
March 24, 1997


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